EXHIBIT 99.2



                      AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION ("Reorganization Agreement" or "Agreement") dated as of March 19, 2002, by and among PEOPLES FINANCIAL CORPORATION, INC. ("Seller"), a Pennsylvania business corporation having its principal executive office at 323 Ford Street, Ford City, Pennsylvania 16226, S&T BANCORP, INC. ("Purchaser"), a Pennsylvania business corporation having its principal executive office at 800 Philadelphia Street, Indiana, Pennsylvania 15701-3921, and S&T MERGER SUBSIDIARY, INC. ("Merger Sub"), a Delaware corporation having its principal executive office at 800 Philadelphia Street, Indiana, Pennsylvania 15701-3921.

                                   WITNESSETH

     WHEREAS, the parties hereto desire that Seller shall be acquired by Purchaser through the merger ("Merger") of Merger Sub with and into Seller, with Seller as the surviving corporation ("Surviving Corporation"), pursuant to an Agreement and Plan of Merger substantially in the form attached hereto as Annex A ("Plan of Merger"); and

     WHEREAS, following the consummation of the Merger, the Surviving Corporation, which shall be a wholly-owned subsidiary of Purchaser following the Merger, shall merge with and into Purchaser ("Intermediary Merger"), pursuant to an Agreement and Plan of Merger ("Intermediary Merger Agreement") in a form to be specified by Purchaser; and

     WHEREAS, following the consummation of the Intermediary Merger, PFC BANK ("Seller Bank"), a banking subsidiary of Seller, which shall be a wholly-owned subsidiary of Purchaser following the Intermediary Merger, shall merge with and into S&T Bank ("Purchaser Bank"), a bank subsidiary of Purchaser ("Bank Merger"), pursuant to an Agreement and Plan of Merger ("Bank Merger Agreement") in a form to be specified by Purchaser; and

     WHEREAS, the parties hereto desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby;

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

                                    ARTICLE 1.
                                   DEFINITIONS

     1.1 "Agreement" is defined in the preamble hereto.

     1.2 "Bank Holding Company Act" shall mean the Bank Holding Company Act of 1956, as amended.

     1.3 "Banking Department" shall mean the Pennsylvania Department of Banking.

     1.4 "Bank Merger" is defined in the recitals hereto.

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     1.5 "Bank Merger Agreement" is defined in the recitals hereto.

     1.6 "Claim" is defined in Section 4.9(c) hereof.

     1.7 "Closing Date" shall mean the date specified pursuant to Section 4.8 hereof as the date on which the parties hereto shall close the transactions contemplated herein.

     1.8 "Code" shall mean the Internal Revenue Code of 1986, as amended.

     1.9   "Commission"   or  "SEC"  shall  mean  the  Securities  and  Exchange
Commission.

     1.10 "Confidentiality Agreement" is defined in Section 4.5 hereof.

     1.11 "Covered Parties" is defined in Section 4.9(d) hereof.

     1.12 "DAI" is defined in Section 2.17 hereof.

     1.13 "PFC Shares" is defined in the Plan of Merger.

     1.14 "Effective Date" shall mean the date specified pursuant to Section 4.8 hereof as the effective date of the Merger.

     1.15 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     1.16 "ERISA Affiliate" is defined in Section 2.13(a) hereof.

     1.17 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     1.18 "FDIA" shall mean the Federal Deposit Insurance Act.

     1.19 "FDIC" shall mean the Federal Deposit Insurance Corporation.

     1.20 "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

     1.21 "Indemnified Parties" is defined in Section 4.9(c) hereof.

     1.22 "Insurance Amount" is defined in Section 4.9(e) hereof.

     1.23 "Intellectual Property" means domestic and foreign letters patent, patents, patent applications, patent licenses, software licensed or owned, know-how licenses, trade names, common law and other trademarks, service marks, licenses of trademarks, trade names and/or service marks, trademark registrations and applications, service mark registrations and applications and copyright registrations and applications.

     1.24 "Intermediary Merger" is defined in the recitals hereto.

     1.25 "Intermediary Merger Agreement" is defined in the recitals hereto.

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     1.26  "Material  Adverse  Effect"  shall  mean,  with  respect to Seller or
Purchaser, as the case may be, a material adverse effect on the business, results of operations or financial condition of such party and any Subsidiary of the party taken as a whole or a material adverse effect on such party's ability to consummate the transactions contemplated hereby; provided, however, that in
                                                     --------   -------
determining whether a Material Adverse Effect has occurred there shall be excluded any effect on the referenced party the cause of which is (i) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (ii) any change
in  generally   accepted   accounting   principles  or   regulatory   accounting
requirements applicable to banks or their holding companies generally, (iii) general changes in conditions, including interest rates, in the banking industry or in the global or United States economy or financial markets, with respect to clause (i), (ii) or (iii), to the extent that a change does not materially affect the referenced party to a materially different extent than other similarly situated banking organizations, and (iv) any action or omission of Seller or Purchaser or any Subsidiary of either of them taken with the prior written consent of Purchaser or Seller, as applicable, in contemplation of the Merger.

     1.27 "Merger" is defined in the recitals hereto.

     1.28 "Merger Consideration" is defined in the Plan of Merger.

     1.29 "Merger Sub" is defined in the preamble to this Agreement.

     1.30 "Nasdaq" shall mean the Nasdaq Stock Market.

     1.31 "NYSE" shall mean the New York Stock Exchange.

     1.32 "Plan of Merger" is defined in the recitals hereto.

     1.33 "Previously Disclosed" shall mean disclosed prior to the execution hereof in a letter dated of even date herewith from the party making such disclosure and delivered to the other party prior to the execution hereof.

     1.34 "Proxy Statement" shall mean the proxy statement (or similar documents) together with any supplements thereto sent to the shareholders of Seller to solicit their votes in connection with this Agreement and the Plan of Merger.

     1.35 "Purchaser" is defined in the preamble of this Agreement.

     1.36 "Purchaser Bank" is defined in the recitals hereof.

     1.37 "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock, and stock appreciation rights, performance units and other similar stock-based rights whether they obligate the issuer thereof to issue stock or other securities or to pay cash.

     1.38 "Reorganization Agreement" is defined in the preamble of this Agreement.

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     1.39 "SEC  Documents"  shall mean all reports and  registration  statements filed,  or required to be filed,  by a party hereto  pursuant to the  Securities
Laws.

     1.40 "Securities Act" shall mean the Securities Act of 1933, as amended.

     1.41 "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; and the rules and regulations of the Commission promulgated thereunder.

     1.42 "Seller" is defined in the preamble of this Agreement.

     1.43 "Seller Bank" is defined in the recitals  hereto.

     1.44 "Seller Common Stock" is defined in Section 2.1 hereof.

     1.45 "Seller  Employees" is defined in Section 4.9(a) hereof.

     1.46 "Seller Financial Statements" shall mean the consolidated statements of condition of Seller as of December 31, 2001 and 2000 and the related consolidated statements of income, cash flows and changes in shareholders' equity (including related notes, if any) for each of the three years ended, December 31, 2001, 2000 and 1999 respectively, as filed by Seller in SEC Documents.

     1.47 "Seller Plan" is defined in Section 2.13(a) hereof.

     1.48 "Subsidiary" or "Subsidiaries" shall mean with respect to any party, any bank, corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

     1.49 "Surviving Corporation" is defined in the recitals hereto.

     1.50 "Takeover Laws" is defined in Section 2.24 hereof.

     1.51 "Takeover Proposal" is defined in Section 4.7(b)(xiv) hereof.

     1.52 "Tax," collectively, "Taxes" shall mean all taxes, however denominated, including any interest, penalties, criminal sanctions or additions to tax (including, without limitation, any underpayment penalties for insufficient estimated tax payments) or other additional amounts that may become payable in respect thereof (or in respect of a failure to file any Tax Return when and as required), imposed by any federal, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income taxes, payroll and employment taxes, withholding taxes (including withholding taxes in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other person or entity), unemployment insurance taxes, social security (or similar) taxes, sales and use taxes, excise taxes, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, value added taxes, transfer taxes, profits or windfall profits taxes, licenses

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in the nature of taxes,  estimated taxes,  severance  taxes,  duties (custom and
others),  workers'  compensation  taxes,  premium  taxes,   environmental  taxes
(including taxes under Section 59A of the Code), disability taxes, registration taxes, alternative or add-on minimum taxes, estimated taxes, and other fees, assessments, charges or obligations of the same or of a similar nature.

     1.53 "Tax Return," collectively, "Tax Returns" shall mean all returns, reports, estimates, information statements or other written submissions, and any schedules or attachments thereto, required or permitted to be filed pursuant to the statutes, rules and regulations of any federal, state, local or foreign government Tax authority, including but not limited to, original returns and filings, amended returns, claims for refunds, information returns and accounting method change requests.

     1.54 "Trust Account Shares" is defined in the Plan of Merger.

                                   ARTICLE 2.
                   REPRESENTATIONS AND WARRANTIES OF SELLER

     Except as Previously Disclosed, Seller hereby represents and warrants to Purchaser and Merger Sub as follows:

     2.1. CAPITAL STRUCTURE OF SELLER

     The authorized capital stock of Seller consists of 5,000,000 shares of common stock, par value $.30 per share ("Seller Common Stock"), 1,665,412 shares of which are issued and outstanding and 107,640 shares of which are held in treasury. As of the date hereof, no shares of Seller Common Stock are reserved for issuance, except as Previously Disclosed. All outstanding shares of Seller Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Seller does not have and is not bound by any Rights which are authorized, issued or outstanding with respect to the capital stock of Seller except (i) as Previously Disclosed, and (ii) as set forth above. None of the shares of Seller's capital stock has been issued in violation of the preemptive rights of any person.

     2.2. ORGANIZATION, STANDING AND AUTHORITY OF SELLER

     Seller is a duly organized corporation, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania with full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Seller. Seller is registered as a bank holding company under the Bank Holding Company Act.

     2.3.  OWNERSHIP  OF  SELLER  SUBSIDIARIES;   CAPITAL  STRUCTURE  OF  SELLER
SUBSIDIARIES

     As of the date hereof, Seller does not own, directly or indirectly, 5% or more of the outstanding capital stock or other voting securities of any corporation, bank or other organization except the Seller Subsidiaries and as Previously Disclosed. Seller has Previously Disclosed to Purchaser a list of all of the Seller Subsidiaries, including a summary description of each

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Subsidiary's activities and the authority under which each Subsidiary is held by
Seller or Seller Bank, as the case may be. Except as Previously Disclosed, the outstanding shares of capital stock or other equity interests of each Seller Subsidiary have been duly authorized and validly issued and are fully paid and (except as provided by applicable law) nonassessable and all such shares or equity interests are directly or indirectly owned by Seller free and clear of all liens, claims and encumbrances. No Seller Subsidiary has or is bound by any Rights which are authorized, issued or outstanding with respect to the capital stock or other equity interests of any Seller Subsidiary and, except as Previously Disclosed, there are no agreements, understandings or commitments relating to the right of Seller to vote or to dispose of said shares. None of the shares of capital stock or other equity interests of any Seller Subsidiary has been issued in violation of the preemptive rights of any person.

     2.4. ORGANIZATION, STANDING AND AUTHORITY OF SELLER SUBSIDIARIES

     Each Seller Subsidiary is a duly organized corporation, banking association or other organization, validly existing and in good standing under applicable laws. Each Seller Subsidiary (i) has full power and authority to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where failure to be so licensed or qualified would not have a Material Adverse Effect on Seller. Each Seller Subsidiary has all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so authorized would not have a Material Adverse Effect on Seller.

     2.5. AUTHORIZED AND EFFECTIVE AGREEMENT

          (a) Seller has all requisite corporate power and authority to enter into and perform all of its obligations under this Reorganization Agreement and the Plan of Merger. The execution and delivery of this Reorganization Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Seller, except for the affirmative vote of 70% of the votes cast by the holders of Seller Common Stock entitled to vote thereon, which is the only shareholder vote required to approve the Plan of Merger pursuant to the Pennsylvania Business Corporation Law and Seller's Articles of Incorporation, as amended, and Seller's Bylaws. The Board of Directors of Seller has directed that this Agreement and the Plan of Merger be submitted to Seller's stockholders for approval at a special meeting to be held as soon as practicable.

          (b) Assuming the accuracy of the representation contained in Section 3.2(b) hereof, this Reorganization Agreement and the Plan of Merger constitute legal, valid and binding obligations of Seller, enforceable against it in accordance with their respective terms, subject as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (c)  Neither  the  execution  and  delivery  of  this   Reorganization
     Agreement or the Plan of Merger, nor consummation of the transactions contemplated hereby or thereby, nor

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     compliance by Seller with any of the provisions hereof or thereof shall (i)
     conflict with or result in a breach of any provision of the articles or certificate of incorporation or association, charter or bylaws of Seller or
     any  Seller   Subsidiary,   (ii)   assuming  the  consents  and   approvals
     contemplated by Section 4.3 hereof and the consents and approvals which are Previously Disclosed are duly obtained, constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Seller or any Seller Subsidiary pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (iii) assuming the consents and approvals contemplated by
     Section 4.3 hereof and the consents and approvals which are Previously Disclosed are duly obtained, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any Seller Subsidiary, except (in the case of clauses (ii) and (iii) above) for such violations,
     rights,   conflicts,   breaches,   creations  or  defaults  which,   either
     individually or in the aggregate, would not have a Material Adverse Effect on Seller.

          (d) Other than as contemplated by Section 4.3 hereof, no consent, approval or authorization of, or declaration, notice, filing or registration with, any governmental or regulatory authority, or any other person, is required to be made or obtained by Seller or any Seller Subsidiary on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement and the Plan of Merger or the consummation of the transactions contemplated hereby or thereby. As of the date hereof, Seller is not aware of any reason that the condition set forth in Section 5.1(b) of this Agreement, including the proviso thereto, would not be satisfied.

     2.6. SEC DOCUMENTS; REGULATORY FILINGS

     Seller has filed all SEC Documents required by the Securities Laws and such SEC Documents complied, as of their respective dates, in all material respects with the Securities Laws. Seller and each Seller Subsidiary has filed all reports required by statute or regulation to be filed with any federal or state bank regulatory agency, except where the failure to so file would not have a Material Adverse Effect on Seller, and such reports were prepared in accordance with the applicable statutes, regulations and instructions in existence as of the date of filing of such reports in all material respects.

     2.7. FINANCIAL STATEMENTS; BOOKS AND RECORDS; MINUTE BOOKS

     The Seller Financial Statements filed by Seller in SEC Documents prior to the date of this Agreement fairly present, and the Seller Financial Statements filed by Seller after the date of this Agreement will fairly present, the consolidated financial position of Seller and its consolidated Subsidiaries as of the dates indicated and the consolidated income, changes in shareholders' equity and cash flows of Seller and its consolidated Subsidiaries for the periods then ended and each such financial statement has been or will be, as the case may be, prepared in conformity with generally accepted accounting principles applicable to financial institutions applied on a consistent basis except as disclosed therein and except, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of Seller and each Seller Subsidiary fairly reflect in all material respects the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance with all applicable legal and accounting requirements in all

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material respects. The minute books of Seller and each Seller Subsidiary contain records, which are accurate in all material respects of all corporate actions of its shareholders and Board of Directors (including committees of its Board of Directors).

     2.8. MATERIAL ADVERSE CHANGE

     Seller has not, on a consolidated basis, suffered any change in its financial condition, results of operations or business since December 31, 2001, which individually or in the aggregate with any other such changes would constitute a Material Adverse Effect with respect to Seller.

     2.9. ABSENCE OF UNDISCLOSED LIABILITIES

     Neither Seller nor any Seller Subsidiary has any liability (contingent or otherwise), excluding contractually assumed contingencies, that is material to Seller on a consolidated basis, or that, when combined with all similar liabilities, would be material to Seller on a consolidated basis, except as disclosed in the Seller Financial Statements filed with the SEC prior to the date hereof and except for liabilities incurred in the ordinary course of business subsequent to December 31, 2001.

     2.10. PROPERTIES

     Seller and the Seller Subsidiaries have good and marketable title free and clear of all liens, encumbrances, charges, defaults or equitable interests to all of the properties and assets, real and personal, which, individually or in the aggregate, are material to the business of Seller and its Subsidiaries taken as a whole, and which are reflected on the Seller Financial Statements as of December 31, 2001, or acquired after such date, except (i) liens for taxes not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) dispositions and encumbrances for adequate consideration in the ordinary course of business. All leases pursuant to which Seller or any Seller Subsidiary, as lessee, leases real and personal property which, individually or in the aggregate, are material to the business of Seller and its Subsidiaries taken as a whole are valid and enforceable in accordance with their respective terms except where the failure of such lease or leases to be valid and enforceable would not, individually or in the aggregate, have a Material Adverse Effect on Seller. All tangible property used in the business of Seller and its Subsidiaries is in good condition, reasonable wear and tear excepted, and is usable in the ordinary course of business consistent with Seller's past practices.

     2.11. LOANS

          (a) Each loan reflected as an asset in the Seller Financial Statements
     (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the

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     failure  to  satisfy  the  foregoing  standards,  individually  or  in  the aggregate, would not have a Material Adverse Effect on Seller.

          (b) The allowance for loan losses reflected on the Seller Financial Statements, as of their respective dates, is in all material respects consistent with the requirements of generally accepted accounting principles to provide for reasonably anticipated losses with respect to Seller's loan portfolio based upon information reasonably available at the time.

     2.12. TAX MATTERS

          (a) Seller and each Seller Subsidiary have timely filed federal income tax returns for each year through December 31, 2001 and have timely filed, or caused to be filed, all other Tax Returns required to be filed with respect to Seller or any Seller Subsidiary, except where the failure to file timely such federal income and other Tax Returns would not, in the aggregate, have a Material Adverse Effect on Seller. All Taxes due by or on behalf of Seller or any Seller Subsidiary have been paid or adequate reserves have been established on the Seller Financial Statements for the payment of such Taxes, except where any such failure to pay or establish adequate reserves would not, in the aggregate, have a Material Adverse Effect on Seller. Neither Seller nor any Seller Subsidiary will have any liability for any such Taxes in excess of the amounts so paid or reserves or accruals so established except where such liability would not have a Material Adverse Effect on Seller.

          (b) All Tax Returns filed by Seller and each Seller Subsidiary are complete and accurate in all material respects. Neither Seller nor any Seller Subsidiary is delinquent in the payment of any material Tax, and, except as Previously Disclosed, none of them has requested any extension of time within which to file any Tax Returns which have not since been filed. Except as Previously Disclosed or as fully settled and paid or accrued on the Seller Financial Statements, Seller has not received written notice of any material audit examination, deficiency, adjustment, refund claim or litigation with respect to Tax Returns, paid Taxes, unpaid Taxes or Tax attributes of Seller or any Seller Subsidiary. Except as Previously Disclosed, there are currently no agreements in effect with respect to Seller or any Seller Subsidiary to extend the period of limitations for the assessment or collection of any Tax.

          (c) Neither the transactions contemplated hereby nor the termination of the employment of any employees of Seller or any Seller Subsidiary prior to or following consummation of the transactions contemplated hereby will result in Seller or any Seller Subsidiary (or any successor thereof) making or being required to make any "excess parachute payment" as that term is defined in Section 280G of the Code.

          (d) Neither Seller nor any Seller Subsidiary is a party to any agreement (other than an agreement exclusively among Seller and the Seller Subsidiaries) providing for the allocation or sharing of, or indemnification for, Taxes.

          (e) Neither Seller nor any Seller Subsidiary is required to include in income any adjustment in any taxable period ending after the date hereof pursuant to Section 481(a) of the Code.

          (f) Neither Seller nor any Seller Subsidiary has executed or entered into any written agreement with any Tax authority conceding or agreeing to any treatment of Taxes or Tax attributes, including, without limitation, an Internal Revenue Service Form 870 or Form 870-AD, closing agreement or special closing agreement, affecting the Seller or any Seller Subsidiary pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law, which agreement would have a material impact on the calculation of the Taxes of Purchaser or any Purchaser Subsidiary after the Effective Date.

          (g) For purposes of this Section 2.12, (i) references to Seller and any Seller Subsidiary shall include predecessors thereof and (ii) "Seller Subsidiary" shall include each Subsidiary (as defined in Article 1 hereof) of Seller, and each corporation, partnership, limited liability company, joint venture or other entity which Seller controls directly or indirectly (through one or more intermediaries). For purposes of the previous sentence, "control" means the possession, direct or indirect, of the power either (1) to vote fifty percent (50%) or more of the voting interests of a corporation, partnership, limited liability company, joint venture or other entity, or (2) to direct or cause the direction of the management and policies of a corporation, partnership, limited liability company, joint venture or other entity, whether by contract or otherwise.

     2.13. EMPLOYEE BENEFIT PLANS

          (a) Seller has made available to Purchaser true and complete copies of each Seller Plan. For purposes of this Section 2.13, the term "Seller Plan" means each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, medical, life or other insurance, profit-sharing, or pension plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by Seller or by any trade or business, whether or not incorporated, that together with Seller would be deemed a "single employer" under Section 414 of the Code (an "ERISA Affiliate") for the benefit of any employee or director or former employee or former director of Seller or any ERISA Affiliate of Seller.

          (b) With respect to each of the Seller Plans, Seller has made available to Purchaser true and complete copies of each of the following documents: (a) the Seller Plan and related documents (including all amendments thereto); (b) the most recent annual reports, financial statements, and actuarial reports, if any; (c) the most recent summary plan description, together with each summary of material modifications, required under ERISA with respect to such Seller Plan and all material communications relating to each such Seller Plan; and (d) the most recent determination letter received from the IRS with respect to each Seller Plan that is intended to be qualified under the Code and all material communications to or from the IRS or any other governmental or regulatory agency or authority relating to each Seller Plan.

          (c) No liability under Title IV of ERISA has been incurred by Seller or any ERISA Affiliate of Seller that has not been satisfied in full, and no condition exists that presents a material risk to Seller or any ERISA Affiliate of Seller of incurring a liability under such Title, other than liability for premium payments to the Pension Benefit Guaranty Corporation ("PBGC"), which premiums have been or will be paid when due.

          (d) Neither Seller nor, to the knowledge of Seller, any ERISA Affiliate of Seller, nor any of the Seller Plans, nor, to the knowledge of Seller, any trust created thereunder, nor any trustee or administrator thereof has engaged in a prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) in connection with which Seller or any ERISA Affiliate of Seller could reasonably be expected to, either directly or indirectly, incur any material liability or material cost.

          (e) Full  payment has been made,  or will be made in  accordance  with
     Section 404(a)(6) of the Code, of all amounts that Seller or any ERISA Affiliate of Seller is required to pay under Section 412 of the Code or under the terms of the Seller Plans.

          (f) Except as Previously Disclosed, the fair market value of the assets held under each Seller Plan that is subject to Title IV of ERISA equals or exceeds the actuarial present value of all accrued benefits under each such Seller Plan. No reportable event under Section 4043 of ERISA has occurred with respect to any Seller Plan other than any reportable event occurring by reason of the transactions contemplated by this Agreement or a reportable event for which the requirement of notice to the PBGC has been waived.

          (g) None of the Seller Plans is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA, a "multiple employer welfare arrangement," as such term is defined in Section 3(40) of ERISA, or a single employer plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063(a) of ERISA.

          (h) A favorable determination letter has been issued by the Internal Revenue Service with respect to each of the Seller Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code to the effect that such plan is so qualified and, to the knowledge of Seller, no condition exists that could adversely affect the qualified status of any such Seller Plan. Each of the Seller Plans that is intended to satisfy the requirements of Section 125 or 501(c)(9) of the Code satisfies such requirements in all material respects. Each of the Seller Plans has been operated and administered in all material respects in accordance with its terms and applicable laws, including but not limited to ERISA and the Code.

          (i) There are no actions, suits or claims pending, or, to the knowledge of Seller, threatened or anticipated (other than routine claims for benefits) against any Seller Plan, the assets of any Seller Plan or against Seller or any ERISA Affiliate of Seller with respect to any Seller Plan. There is no judgment, decree, injunction, rule or order of any court, governmental body, commission, agency or arbitrator outstanding against or in favor of any Seller Plan or any fiduciary thereof (other than rules of general applicability). There are no pending or, to the knowledge of Seller, threatened audits, examinations or investigations by any governmental body, commission or agency involving any Seller Plan.

          (j) The consummation of the transactions contemplated by this Agreement will not result in, and is not a precondition to, (i) any current or former employee or director of Seller or any ERISA Affiliate of Seller becoming entitled to severance pay, unemployment compensation or any similar payment, (ii) any acceleration in the time of payment or vesting, or increase in the amount, of any compensation due to any such current or former employee or director, or (iii) any renewal or extension of the term of any agreement regarding compensation for any such current or former employee or director.

     2.14. CERTAIN CONTRACTS

          (a) Neither Seller nor any Seller Subsidiary is a party to, or is bound by, (i) any material contract as defined in Item 601(b)(10) of Regulation S-K of the SEC or any other material contract or similar arrangement whether or not made in the ordinary course of business (other than loans or loan commitments and funding transactions in the ordinary course of business of any Seller Subsidiary) or any agreement restricting the nature or geographic scope of its business activities in any material respect, (ii) any agreement, indenture or other instrument relating to the borrowing of money by Seller or any Seller Subsidiary or the guarantee by Seller or any Seller Subsidiary of any such obligation, other than instruments relating to transactions entered into in the ordinary course of business, or (iii) any contract, agreement or understanding with a labor union, in each case whether written or oral.

          (b) Neither Seller nor any Seller Subsidiary is in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except for such defaults which would not, individually or in the aggregate, have a Material Adverse Effect on Seller.

          (c) Except as Previously Disclosed, Neither Seller nor any Seller Subsidiary is a party to any transaction (other than agreements Previously Disclosed in connection with Section 2.14(a) hereof) with (i) any person who has been an executive officer or a director of Seller, (ii) any spouse of any such officer or director, (iii) any parent, child, borther, sister or other family relation of any such officer or director who has the same home as such officer or director, (iv) any corporation or other entity of which such officer or director or any such family relation is an officer, director, partner, or greater than 5% interest holder (based on percentage of ownership of voting securities) or (v) any "affiliate" or "associate" of any such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), including without limitation, (x) any transaction involving a contract, agreement, or other arrangement providing for the employment of, furnishing of materials, products or services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, and (y) loans (including any loan guaranty) outstanding at the date hereof, but not (z) deposit accounts maintained at Seller in the ordinary course of its banking business.

     2.15. LEGAL PROCEEDINGS

     Except as Previously Disclosed, there are no actions, suits or proceedings instituted, pending or, to the knowledge of Seller or any Seller Subsidiary, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against Seller or any Seller Subsidiary or against any asset, interest or right of Seller or any Seller Subsidiary as to which there is a reasonable probability of an unfavorable outcome and which, if such an unfavorable outcome was rendered, would, individually or in the aggregate, have a Material Adverse Effect on Seller. To the knowledge of Seller or any Seller Subsidiary, there are no actual or threatened actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein or to impose any material liability in connection therewith as to which there is a reasonable probability of an unfavorable outcome and which, if such an unfavorable outcome was rendered, would, individually or in the aggregate, have a Material Adverse Effect on Seller. There are no actions, suits or proceedings instituted, pending or, to the knowledge of Seller or any Seller Subsidiary, threatened (or unasserted but considered probable of assertion and which if asserted would be reasonably expected to have an unfavorable outcome) against any present or, to Seller's knowledge, former director or officer of Seller or any Seller Subsidiary, that would reasonably be expected to give rise to a claim for indemnification and that (i) has a reasonable probability of an unfavorable outcome and (ii) in the event of an unfavorable outcome, would, individually or in the aggregate, have a Material Adverse Effect on Seller.

     2.16. COMPLIANCE WITH LAWS

     Except as Previously Disclosed, Seller and each Seller Subsidiary is in compliance in all material respects with all statutes and regulations applicable to the conduct of its business, and neither Seller nor any Seller Subsidiary has received notification from any agency or department of federal, state or local government (i) asserting a material violation of any such statute or regulation,
(ii) threatening to revoke any license, franchise, permit or government authorization or (iii) restricting or in any way limiting its operations, except for such noncompliance, violations, revocations and restrictions which would not, individually or in the aggregate, have a Material Adverse Effect on Seller. Neither Seller nor any Seller Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment which would be reasonably expected to have a
Material Adverse Effect on Seller, and none of them has received any communication requesting that they enter into any of the foregoing.

     2.17. BROKERS AND FINDERS

     Neither Seller nor any Seller Subsidiary, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein or the Plan of Merger, except that Seller has engaged and will pay a fee or commission to Danielson Associates, Inc. ("DAI") to perform certain financial advisory services as Previously Disclosed.

     2.18. INSURANCE

     Seller and the Seller Subsidiaries each currently maintains insurance in amounts considered by Seller and any Seller Subsidiary as applicable, to be reasonably necessary for their operations. Neither Seller nor any Seller Subsidiary has received any notice of a material premium increase over current rates or cancellation with respect to any of its insurance policies or bonds, and within the last three years, neither Seller nor any Seller Subsidiary has been refused any insurance coverage sought or applied for, and Seller has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability in coverage that have not resulted from any extraordinary loss experience of Seller or any Seller Subsidiary. Seller has Previously Disclosed a list of all outstanding claims as of the date hereof against Seller or any Seller Subsidiary under any insurance policy. The deposits of Seller Bank are insured by the FDIC in accordance with the FDIA, and Seller Bank and its predecessors have paid all assessments and filed all reports required by the FDIA.

     2.19. ENVIRONMENTAL LIABILITY

     Neither Seller nor any Seller Subsidiary has received any written notice of any legal, administrative, arbitral or other proceeding, claim or action and, to the knowledge of Seller and the Seller Subsidiaries, there is no governmental investigation of any nature ongoing, in each case that would reasonably be expected to result in the imposition, on Seller or any Seller Subsidiary of any liability arising under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, which liability would have a Material Adverse Effect on Seller; except as Previously Disclosed, there are no facts or circumstances which would reasonably be expected to form the basis for any such proceeding, claim, action or governmental investigation that would impose any such liability; and neither Seller nor any Seller Subsidiary is subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

     2.20. INTELLECTUAL PROPERTY

     Except as Previously Disclosed, Seller or a Seller Subsidiary owns the entire right, title and interest in and to, or has valid licenses with respect to, all of the Intellectual Property necessary in all material respects to conduct the business and operations of Seller and the Seller Subsidiaries as presently conducted, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on Seller. The ownership, licensing or use of Intellectual Property by Seller or its Subsidiaries does not, to the knowledge of Seller, conflict with, infringe, misappropriate or otherwise violate the Intellectual Property rights of any other person or entity. None of such Intellectual Property is subject to any outstanding order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment, which order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment would have a Material Adverse Effect on Seller. Except as Previously Disclosed, upon consummation of the transactions contemplated by this Agreement Purchaser and the Purchaser Subsidiaries will be entitled to continue to use all such Intellectual Property without the payment of any fees, licenses or other payments (other than ongoing payments required under license agreements for software used by Seller or the Seller Subsidiaries in Previously Disclosed amounts consistent with past practice).

     2.21. RISK MANAGEMENT INSTRUMENTS

     All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements to which Seller or a Seller Subsidiary is a party, whether entered into for Seller's own account, or for the account of one or more of the Seller Subsidiaries or their customers, were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Seller or one of the Seller Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general equity principles), and neither Seller nor any Seller Subsidiary nor to Seller's knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement. Seller has previously made available to Purchaser all of such agreements and arrangements that are in effect as of the date of this Agreement.

     2.22. REPURCHASE AGREEMENTS

     With respect to all agreements pursuant to which Seller or any Seller Subsidiary has purchased securities subject to an agreement to resell, if any, Seller or such Seller Subsidiary, as the case may be, has a valid, perfected first lien or security interest in or evidence of ownership in book entry form of the government securities or other collateral securing the repurchase agreements, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

     2.23. CERTAIN INFORMATION

     The information contained in the Proxy Statement, other than information provided by Purchaser, at the time the Proxy Statement is mailed to shareholders of Seller up to and including the time of the Seller's shareholders' meeting to vote upon the Merger, (i) shall comply in all material respects with the applicable provisions of the Securities Laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. All information concerning Seller and its directors, officers, shareholders and any Subsidiaries included (or submitted for inclusion) in any application and furnished by it pursuant to Section 4.3 of this Agreement shall be true, correct and complete in all material respects.

     2.24. TAKEOVER LAWS

     Seller has taken all action required to by taken by it in order to exempt this Reorganization Agreement and the Plan of Merger and the transactions contemplated hereby and thereby from, and this Reorganization Agreement and the Plan of Merger and the transactions contemplated hereby and thereby are exempt from, the requirements of any "moratorium," "control share," "fair price," "affiliate transaction," "business combination," or other antitakeover laws and regulations of any state (collectively, "Takeover Laws"), including, without limitation, the Commonwealth of Pennsylvania.

     2.25. FAIRNESS OPINION

     DAI has rendered an opinion to the Board of Directors of Seller, dated the same date as this Agreement, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of Seller Common Stock. A correct and complete copy of that opinion has been delivered to Purchaser.

                                   ARTICLE 3.
           REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB

     Except as Previously Disclosed, Purchaser and Merger Sub hereby jointly and severally represent and warrant to Seller as follows:

     3.1. ORGANIZATION, STANDING AND AUTHORITY OF PURCHASER AND MERGER SUB

     Purchaser is a duly organized corporation, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, with full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Purchaser.

     Merger Sub is a duly organized corporation, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Purchaser or Merger Sub.

     3.2. AUTHORIZED AND EFFECTIVE AGREEMENT

          (a) Each of Purchaser and Merger Sub has all requisite corporate power and authority to enter into and perform all of its obligations under this Reorganization Agreement and the Plan of Merger. The execution and delivery of this Reorganization Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Purchaser and Merger Sub.

          (b) Assuming the accuracy of the representation contained in Section 2.5(b) hereof, this Reorganization Agreement and the Plan of Merger constitute legal, valid and binding obligations of Purchaser and Merger Sub, in each case, enforceable against it in accordance with their respective terms subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (c) No vote of the shareholders of Purchaser is required to approve the transactions contemplated by this Agreement or the Plan of Merger pursuant to the Pennsylvania Business Corporation Law and Purchaser's Articles of Incorporation and Purchaser's Bylaws. The Board of Directors of Purchaser (at a meeting duly called, convened and held) has, by the requisite vote of its directors, declared that the Agreement and the Plan of Merger are advisable and in the best interests of it and its shareholders and approved this Agreement, the Plan of Merger and the transactions contemplated hereby and thereby.

     3.3. CONSENTS AND APPROVALS; NO VIOLATION

          (a) Neither the execution and delivery of this Reorganization Agreement and the Plan of Merger, nor consummation of the transactions contemplated hereby or thereby, nor compliance by Purchaser or Merger Sub with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the articles or certificate of incorporation or association, charter or bylaws of Purchaser or any Purchaser Subsidiary; (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Purchaser or any Purchaser Subsidiary pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation; or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser or any Purchaser Subsidiary, except (in the case of clauses (ii) and (iii) above) for such violations, rights, conflicts, breaches, creations or defaults which, either individually or in the aggregate, will not have a Material Adverse Effect on Purchaser.

          (b) Except for approvals specified in Section 4.3 hereof and except as expressly referred to in this Reorganization Agreement, no consent, approval or authorization of, or declaration, notice, filing or registration with, any governmental or regulatory authority, or any other person, is required to be made or obtained by Purchaser or Merger Sub on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement and the Plan of Merger or the consummation of the transactions contemplated hereby or thereby. As of the date hereof, Purchaser is not aware of any reason that the condition set forth in
     Section 5.1(b) of this Agreement would not be satisfied.

     3.4. LEGAL PROCEEDINGS

     There are no actions, suits or proceedings instituted, pending or, to the knowledge of Purchaser, threatened against Purchaser or any subsidiary of Purchaser which present a claim to restrain or prohibit the transactions contemplated hereby.

     3.5. BROKERS AND FINDERS

     Neither Purchaser nor any subsidiary of Purchaser, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein or the Plan of Merger, except for Purchaser's retention of Merrill Lynch, Pierce, Fenner & Smith Incorporated to perform certain financial advisory services.

     3.6. FINANCIAL RESOURCES

     Purchaser will have available on the Closing Date sufficient financial resources to enable Purchaser to lawfully satisfy its obligations pursuant to this Agreement and the Plan of Merger and to consummate the Merger. Purchaser has and will have sufficient management and financial resources to obtain the required regulatory and other approvals for the transactions contemplated by this Agreement and the Plan of Merger.

                                   ARTICLE 4.
                                   COVENANTS

     4.1. SHAREHOLDERS' MEETING

     Seller shall submit this Reorganization Agreement and the Plan of Merger to its shareholders for approval at special meetings to be held as soon as practicable. Subject to the fiduciary duties of the respective Board of Directors of Seller as determined after consultation with counsel, the Board of Directors of Seller shall recommend that the shareholders of Seller vote in favor of such approval.

     4.2. PROXY STATEMENT; REGISTRATION STATEMENT

     As promptly as practicable after the date hereof, Purchaser and Seller shall cooperate in the preparation of the Proxy Statement to be mailed to the shareholders of Seller in connection with this Reorganization Agreement and the transactions contemplated hereby.

     4.3. APPLICATIONS

     As promptly as practicable after the date hereof, and after a reasonable opportunity for review by counsel to Seller, Purchaser shall submit any requisite applications for prior approval of, and notices with respect to, the transactions contemplated herein, in the Plan of Merger, in the Intermediary Merger Agreement and in the Bank Merger Agreement, to (i) the Federal Reserve Board pursuant to Sections 3 and 4 of the Bank Holding Company Act and the Bank Merger Act, (ii) the FDIC pursuant to the 12 U.S.C. Sections 1828(c)(2) and 12 CFR Part 362, and (iii) the Banking Department pursuanT to Sections 115 and 1603 of the Pennsylvania Banking Code and Sections 201 and 203 of the Pennsylvania Banking Code, and the regulations promulgated thereunder, and each of the parties hereto shall, and they shall cause their respective Subsidiaries to, submit any applications, notices or other filings to any other state or federal government agency, department or body the approval of which is required for consummation of the Merger and the Bank Merger. Seller and Purchaser each represents and warrants to the other that all information concerning it and its directors, officers, shareholders and subsidiaries included (or submitted for inclusion) in any such application and furnished by it shall be true, correct and complete in all material respects.

     4.4. BEST EFFORTS

          (a) Subject to the terms and conditions of this Agreement, Purchaser and Seller shall each use its reasonable best efforts in good faith, and each of them shall cause its Subsidiaries to use their reasonable best efforts in good faith, to (i) furnish such information as may be required in connection with the preparation of the documents referred to in Sections
     4.2 and 4.3 above, and (ii) take or cause to be taken all action necessary or desirable on its part so as to permit consummation of the Merger at the earliest possible date, including, without limitation, (1) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required for consummation of the transactions contemplated hereby, provided that neither Seller nor any Seller Subsidiary shall agree to make any payments or modifications to agreements in connection therewith without the prior written consent of Purchaser, which consent shall not be unreasonably withheld and

     (2) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. Subject to the terms and conditions of this Agreement, no party hereto shall take or fail to take, or cause or permit its Subsidiaries to take or fail to take, or to the best of its ability permit to be taken or omitted to be taken by any third persons, any action that would substantially impair the prospects of completing the Merger pursuant to this Reorganization Agreement and the Plan of Merger, or that would materially delay such completion.

          (b) Seller shall give prompt notice to Purchaser, and Purchaser shall give prompt notice to Seller, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Closing Date such that the condition set forth in Section 5.2(a) or 5.3(a), as applicable, would not be met if such failure to be true or accurate were to occur or be continuing on the Closing Date, and (ii) any material failure of Seller or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and each party shall use all reasonable best efforts to remedy such failure.

          (c) From the date of this Agreement through the Effective Date, to the extent permitted by law, Seller shall, and shall cause the Seller Subsidiaries to, provide such assistance to Purchaser as shall be reasonably necessary to assist Purchaser in converting and transferring as soon as practicable after the Effective Date all information concerning the loans, deposits and other assets and liabilities of Seller and the Seller Subsidiaries into Purchaser's own data processing system, with a view to facilitating the integration of Purchaser's and Seller's systems and otherwise combining Purchaser's and Seller's operations upon consummation of the Merger. After execution of this Agreement, to the extent permitted by law, Seller shall provide Purchaser with computer file instructions with respect to the information in its data processing system regarding the assets and liabilities of Seller and the Seller Subsidiaries, together with operational procedures designed to implement the transfer of such information to Purchaser, with a view to facilitating the integration of Purchaser's and Seller's systems and otherwise combining Purchaser's and Seller's operations upon consummation of the Merger. After execution of this Agreement, Seller and Purchaser shall each designate an individual to serve as liaison concerning the transfer of data processing information and other similar operational matters and to consult as to whether and when Seller will proceed with its pending data processing conversion.

          (d) Each party shall provide and shall request its auditors to provide the other party with such historical financial information regarding it (and related audit reports and consents) as the other party may reasonably request for disclosure purposes under the Securities Laws.

     4.5. INVESTIGATION AND CONFIDENTIALITY

     Seller and Purchaser each will keep the other advised of all material developments relevant to its business and to consummation of the transactions contemplated herein and in the Plan of Merger. Purchaser and Seller each may make or cause to be made such investigation of the financial and legal condition of the other as such party reasonably deems necessary or advisable in connection with the transactions contemplated herein and in the Plan of Merger, provided,
                                                                       --------
however, that such investigation  shall be reasonably  related to such
-------
transactions and shall not interfere unnecessarily with normal operations. Purchaser and Seller agree to furnish the other and the other's advisors with such financial data and other information with respect to its business and properties as such other party shall from time to time reasonably request. No investigation pursuant to this Section 4.5 shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations to consummate the Merger of, any party hereto. Each party hereto shall hold all information furnished by the other party or any of such party's Subsidiaries or representatives pursuant to this Agreement in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated March 1, 2002, between Seller and Purchaser (the "Confidentiality Agreement").

     4.6. PRESS RELEASES

     Seller and Purchaser shall agree with each other as to the form and substance of any press release related to this Reorganization Agreement and the Plan of Merger or the transactions contemplated hereby or thereby, and shall consult each other as to the form and substance of other public disclosures related thereto, provided, however, that nothing contained herein shall prohibit
                 --------  -------
any party, following notification to the other parties, from making any disclosure which is required by applicable law or Nasdaq rules.

     4.7. ACTIONS PENDING THE MERGER

          (a) Prior to the Closing Date, and except as otherwise provided for by this Reorganization Agreement, the Plan of Merger, or consented to or approved by Purchaser, Seller shall, and shall cause each of its
     Subsidiaries to, use its reasonable best efforts to preserve its properties, business and relationships with customers, employees and other persons.

          (b) Seller shall not, and shall not permit any of the Seller Subsidiaries to, except with the prior written consent of Purchaser and except as Previously Disclosed or expressly contemplated or permitted by this Agreement or the Plan of Merger:

               (i) carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted;

               (ii) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock other than regular quarterly cash dividends on Seller Common Stock in amounts not in excess of $.22 per share;

               (iii) issue any shares of its capital stock or permit any treasury shares to become outstanding;

               (iv) incur any additional debt obligation or other obligation for
          borrowed  money  other  than  in  the  ordinary   course  of  business
          consistent with past practice;

               (v) issue, grant or authorize any Rights or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization, or redeem, repurchase or otherwise acquire any shares of its capital stock except for Trust Account Shares and PFC Shares;

               (vi) amend its articles or certificate of incorporation or association or bylaws; impose, or suffer the imposition, on any share of stock of any Seller Subsidiary held by Seller of any lien, charge or encumbrance, or permit any such lien, charge or encumbrance to exist except, in each case, for liens, charges and encumbrances which have been Previously Disclosed;

               (vii) merge with any other corporation, savings association or bank or permit any other corporation, savings association or bank to merge into it or consolidate with any other corporation, savings association or bank; acquire control over any other firm, bank, corporation, savings association or organization or create any Subsidiary;

               (viii)  waive  or  release  any  material   right  or  cancel  or
          compromise any material debt or claim;

               (ix) fail to comply in any material respect with any material laws, regulations, ordinances or governmental actions applicable to it and to the conduct of its business;

               (x) liquidate or sell or dispose of any material assets or acquire any material assets; except as Previously Disclosed, make any capital expenditure in excess of $20,000 in any instance or $150,000 in the aggregate; or, except as Previously Disclosed, establish new branches or other similar facilities, close existing branches or similar facilities or enter into or modify any leases or other contracts relating thereto;

               (xi) except as Previously Disclosed, increase the rate of compensation of, pay or agree to pay any bonus to, or provide any other employee benefit or incentive to, any of its directors, officers or employees except in a manner consistent with past practice or as required by law or contractual obligation in effect as of the date hereof;

               (xii) change its lending, investment, asset/liability management or other material banking policies in any material respect except as may be required by changes in applicable law;

               (xiii) change its methods of accounting in effect at December 31, 2001, except as required by changes in generally accepted accounting principles concurred in by its independent certified public accountants, or change any of its methods of reporting income, deductions or other items for federal income tax purposes from those employed in the preparation of its federal income tax returns for the year ended December 31, 2001, except as required by applicable law;

               (xiv) authorize or permit any of its officers, directors, employees or agents to directly or indirectly solicit, initiate or encourage any inquiries relating to, or the making of any proposal which constitutes, a Takeover Proposal (as defined below), or, except to the extent legally required for the discharge of the fiduciary duties of its Board of Directors, recommend or endorse any Takeover Proposal, or participate in any discussions or negotiations, or provide third parties with any nonpublic information, relating to any such inquiry or proposal or otherwise facilitate any effort or attempt to make or implement a Takeover Proposal; provided, however, that
                                                       --------   -------
          Seller may communicate information about any such Takeover Proposal to its stockholders if, in the judgment of Seller's Board of Directors, after consultation with outside counsel, such communication is necessary in order to comply with its fiduciary duties to Seller's shareholders required under applicable law. Seller will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken herein. Seller will notify Purchaser immediately if any such inquiries or Takeover Proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, Seller, and Seller will promptly inform Purchaser in writing of all of the relevant details with respect to the foregoing. As used in this Agreement, "Takeover Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Seller or any Seller Subsidiary or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, Seller or any Seller Subsidiary other than the transactions contemplated or permitted by this Agreement and the Plan of Merger; or

               (xv) agree to do any of the foregoing.

     4.8. CLOSING; ARTICLES OF MERGER

     The transactions contemplated by this Reorganization Agreement and the Plan of Merger shall be consummated at a closing to be held at such location as the parties shall mutually agree, on the first business day following satisfaction of the conditions to consummation of the Merger set forth in Article 5 hereof (other than such conditions relating to the actions to be taken at the Closing). In connection with such Closing, Merger Sub and Seller shall execute a certificate of merger and shall cause such certificate to be delivered to (i) the Pennsylvania Secretary of State in accordance with Section 1603 of the Pennsylvania Business Corporation Law, and (ii) the Delaware Secretary of State in accordance with Section 251(c) of the Delaware General Corporation Law. The Merger shall be effective at the time and on the date specified in such certificate of merger.

     4.9. SELLER EMPLOYEES; DIRECTORS AND MANAGEMENT; INDEMNIFICATION

          (a) On and after the Effective Date (or as soon thereafter as may be practicable), all persons who are employed by Seller and/or any of the Seller Subsidiaries on such date ("Seller Employees") shall be employed on terms and conditions (including benefits) that in the aggregate are no less favorable with respect to their employment by Purchaser and its Subsidiaries after the Effective Date than those generally afforded to other similarly situated employees of Purchaser or its Subsidiaries, subject to the terms and conditions under which those employee benefits are made available to such employees and provided that (i) for purposes of (A) determining eligibility for and vesting of such employee benefits (and not for pension benefit accrual purposes), (B) determining levels of short-term disability benefits, and vacation benefits, and (C) if applicable, satisfying any waiting periods concerning "preexisting conditions," service with Seller or a Seller Subsidiary or any predecessor thereto prior to the Effective Date shall be treated as service with an "employer" to the same extent as if such persons had been employees of Purchaser, and (ii) copayments and expenses paid by the Seller Employees prior to the Effective Date under the Seller Plans that provide medical benefits shall be treated as if paid under Purchaser's employee benefit plans that provide medical benefits for purposes of determining satisfaction of copayment and deductible requirements under such Purchaser plans, and provided, further,
                                                             --------   -------
     that this Section 4.9(a) shall not be construed (A) to limit the ability of Purchaser and its Subsidiaries to terminate the employment of any employee at any time for any reason or to review employee benefits programs from time to time and to make such changes as they deem appropriate or (B) to require Purchaser or its Subsidiaries to provide employees or former employees of Seller or any of its Subsidiaries with post-retirement medical benefits more favorable than those provided to new hires at Purchaser. Purchaser agrees to honor, or to cause the appropriate Purchaser Subsidiary to honor, in accordance with their terms all employment, severance and employee benefit plans, contracts, agreements and arrangements, and understandings Previously Disclosed, provided, however, that the foregoing shall not prevent
                  --------   -------
     Purchaser from amending or terminating any such plan, contract, or agreement in accordance with its terms and applicable law. The continued coverage of the Seller Employees under the employee benefit plans maintained by Seller and/or any Seller Subsidiary immediately prior to the Effective Date (the "Seller Plans") during a transition period of no more than 6 months shall be deemed to provide the Seller Employees with benefits that are no less favorable than those offered to other employees of Purchaser and any Purchaser Subsidiary; provided, that after the Effective
                                              --------
     Date there is no material reduction in the benefits provided under the Seller Plans. If a Seller Employee's employment is terminated by Purchaser or any Purchaser Subsidiary after the Closing Date, such Seller Employee shall be entitled to severance benefits, with such Seller Employee being given credit for service with Seller or any Seller Subsidiary, from Purchaser or a Purchaser Subsidiary that are not less than the severance benefits that would be paid under the severance benefit plan or program, as in effect from time to time, of Purchaser that applies to similarly situated employees of Purchaser and its Subsidiaries. No provision of this
     Section 4.9(a) shall create any third party beneficiary rights in any employee or former employee of Seller (including any beneficiary or dependent thereof) in respect of continued employment (or resumed employment) or any other matter.

          (b) Prior to the Effective Date, Seller shall take all actions that may be requested by Purchaser in writing with respect to (i) causing one or more Seller Plans to terminate as of the Effective Date or for benefit accrual and entitlements to cease as of the Effective Date, (ii) causing the continuation on and after the Effective Date of any contract, arrangement or insurance policy relating to any Seller Plan for such period as may be requested by Purchaser, or (iii) facilitating the merger of any Plan into any Purchaser Plan. Seller shall not authorize the commencement of any purchase period under any Seller Stock Purchase Plan between the date hereof and the termination of this Reorganization Agreement and shall not extend any purchase period that is in effect on the date hereof beyond its originally scheduled date of termination.

          (c) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Date, a director or officer of Seller (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of Seller, or any Seller Subsidiary or any of their respective predecessors or (ii) this Agreement or the Plan of Merger or any of the transactions contemplated hereby or thereby, whether in any case asserted or arising before or after the Effective Date, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. On and after the Effective Date, Purchaser shall indemnify and hold harmless, as and to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Date), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Purchaser; provided, however,
                                                              --------  -------
     that (1) Purchaser shall have the right to assume the defense thereof and upon such assumption Purchaser shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Purchaser elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between Purchaser and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after notification, and Purchaser shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) Purchaser shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (3) Purchaser shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld), and (4) Purchaser shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification under this Section 4.9(c), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Purchaser thereof, provided that the failure of any Indemnified Party to so notify Purchaser shall not relieve it of its obligations hereunder except (and only) to the extent that such failure materially prejudices Purchaser. Purchaser's obligations under this Section 4.9(c) continue in full force and effect for a period of six years from the Effective Date; provided,
                                                                       --------
     however,  that all  rights to  indemnification  in  respect of any claim (a
     -------
     "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

          (d) Purchaser agrees that all rights to indemnification and all limitations on liability existing in favor of the directors, officers and employees of Seller and any Seller Subsidiary (the "Covered Parties") as provided in their respective articles of incorporation, bylaws or similar governing documents as in effect as of the date of this Agreement with respect to matters occurring prior to the Effective Date shall survive the Merger and shall continue in full force and effect, and shall be honored by such entities or their respective successors as if they were the indemnifying party thereunder, without any amendment thereto, for a period of six years from the Effective Date; provided, however, that all rights to
                                           --------  -------
     indemnification in respect of any Claim asserted or made within such period shall continue until the final disposition of such Claim; provided,
                                                                       --------
     further,  however,  that nothing  contained in this Section 4.9(d) shall be
     -------   -------
     deemed to preclude the liquidation, consolidation or merger of Seller or any Seller Subsidiary, in which case all of such rights to indemnification and limitations on liability shall be deemed to so survive and continue as an obligation of Purchaser or the successor to Seller or the Seller Subsidiary notwithstanding any such liquidation, consolidation or merger.

          (e) Purchaser, from and after the Effective Date will use its reasonable best efforts directly or indirectly to cause the persons who served as directors or officers of Seller on or before the Effective Date to be covered by Seller's existing directors' and officers' liability insurance policy (provided that Purchaser may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) but in no event shall any insured person be entitled under this
     Section 4.9(e) to insurance coverage more favorable than that provided to him or her in such capacities as of the date hereof with respect to acts or omissions resulting from their service as such on or prior to the Effective Date. Such insurance coverage, if reasonably available at a reasonable cost relative to the coverage obtained, shall commence on the Effective Date and will be provided for a period of no less than six years after the Effective Date; provided, however, that in no event shall Purchaser be required to
            --------   -------
     expend more than 150% of the current amount expended by Seller (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto and, provided, further, that the Insurance Amount shall be deemed
                  --------   -------
     reasonable for purposes of this Section 4.9(e). Seller agrees to renew any such existing insurance or to purchase any "discovery period" insurance provided for thereunder at Purchaser's request.

          (f) In the event Purchaser or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Purchaser assume the obligations set forth in this section.

          (g) The provisions of Section 4.9(c), (d), (e) and (f) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and their respective heirs and representatives.

          (h) The parties agree to take the further actions Previously Disclosed by Purchaser.

     4.10. SELLER SUBSIDIARIES

     Seller undertakes and agrees that, if so requested by Purchaser, it shall take all necessary action to facilitate the merger of Seller Subsidiaries with Subsidiaries of Purchaser or the dissolution of such Seller Subsidiaries effective at or after the Effective  Date;  provided  however,  that in no event
                                            --------  -------
shall the Closing be delayed in order to facilitate any such merger or dissolution.

     4.11. TAKEOVER LAWS

     No party hereto shall take any action that would cause the transactions contemplated by this Reorganization Agreement or the Plan of Merger to be subject to the requirements imposed by any Takeover Law, and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Reorganization Agreement and the Plan of Merger from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

                                   ARTICLE 5.
                              CONDITIONS PRECEDENT

     5.1.  CONDITIONS  PRECEDENT TO  OBLIGATIONS  OF  PURCHASER,  MERGER SUB AND
SELLER

     The respective obligations of the parties to effect the Merger shall be subject to satisfaction or waiver of the following conditions at or prior to the Closing Date:

          (a) All corporate action necessary to authorize the execution, delivery and performance of this Reorganization Agreement and the Plan of Merger and consummation of the transactions contemplated hereby and thereby, including without limitation the stockholder approvals contemplated by Section 2.5 hereof, shall have been duly and validly taken;

          (b) The parties hereto shall have received all regulatory approvals required or mutually deemed necessary in connection with the transactions contemplated by this Reorganization Agreement, the Plan of Merger, the Intermediary Merger Agreement and the Bank Merger Agreement, all notice periods and waiting periods required after the granting of any such approvals shall have passed and all conditions contained in any such approval required to have been satisfied prior to consummation of such transactions shall have been satisfied, provided, however, that no such
                                               --------   -------
     approval shall have imposed any condition or requirement that, in the reasonable good faith opinion of the Board of Directors of Purchaser or Seller so materially and adversely affects the anticipated economic and business benefits to Purchaser or Seller, respectively, of the transactions contemplated by this Agreement as to render consummation of such transactions inadvisable;

          (c) To the extent that any lease, license, loan, financing agreement or other contract or agreement to which Seller or any Seller Subsidiary is a party requires the consent of or waiver from the other party thereto as a result of the transactions contemplated by this Agreement, such consent or waiver shall have been obtained, unless the failure to obtain such consents or waivers, individually or in the aggregate, would not have a Material Adverse Effect on Seller; and

          (d) None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated by this Reorganization Agreement and the Plan of Merger.

     5.2. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

     The obligations of Seller to effect the Merger shall be subject to satisfaction of the following additional conditions at or prior to the Closing Date unless waived by Seller pursuant to Section 6.4 hereof:

          (a) The representations and warranties of Purchaser and Merger Sub set forth in Article 3 hereof shall be true and correct in all material respects as of the date of this Reorganization Agreement and as of the Closing Date as though made on and as of the Closing Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Reorganization Agreement or consented to in writing by Seller; provided,
                                                                       --------
     however,  that (i) in determining whether or not the
     -------
     condition contained in this paragraph (a) shall be satisfied, no effect shall be given to any exceptions in such representations and warranties relating to materiality or Material Adverse Effect and (ii) the condition contained in this paragraph (a) shall be deemed to be satisfied unless the failure of such representations and warranties to be so true and correct constitute, individually or in the aggregate, a Material Adverse Effect on Purchaser;

          (b) Purchaser and Merger Sub shall have in all material respects performed all obligations and complied with all covenants required by this Reorganization Agreement and the Plan of Merger to be performed or complied with at or prior to the Closing Date; and

          (c) Each of Purchaser and Merger Sub shall have delivered to Seller a certificate, dated the Closing Date and signed by its respective Chairman, CEO, Executive Vice President or Senior Vice President to the effect that the conditions set forth in paragraphs (a) and (b) of this section have been satisfied.

     5.3. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER AND MERGER SUB

     The respective obligations of Purchaser and Merger Sub to effect the Merger shall be subject to satisfaction of the following additional conditions at or prior to the Closing Date unless waived by Purchaser pursuant to Section 6.4 hereof:

          (a) The representations and warranties of Seller set forth in Article 2 hereof shall be true and correct in all material respects as of the date of this Reorganization Agreement and as of the Closing Date as though made on and as of the Closing Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Reorganization Agreement or consented to in writing by Purchaser; provided, however, that (i) in
                                                --------   -------
     determining whether or not the condition contained in this paragraph (a) shall be satisfied, no effect shall be given to any exceptions in such representations and warranties relating to materiality or Material Adverse Effect and (ii) the condition contained in this paragraph (a) shall be deemed to be satisfied unless the failure of such representations and warranties to be so true and correct constitute, individually or in the aggregate, a Material Adverse Effect on Seller;

          (b) Seller shall have in all material respects performed all obligations and complied with all covenants required by this Reorganization Agreement and the Plan of Merger to be performed or complied with at or prior to the Closing Date; and

          (c) Seller shall have delivered to Purchaser and Merger Sub a certificate, dated the Closing Date and signed by its Chairman, President and Chief Executive Officer or any Executive Vice President to the effect that the conditions set forth in paragraphs (a) and (b) of this section have been satisfied.

                                   ARTICLE 6.
                        TERMINATION, WAIVER AND AMENDMENT

     6.1. TERMINATION

     This Reorganization Agreement and the Plan of Merger may be terminated, either before or after approval by the shareholders of Seller or Purchaser:

          (a) At any time on or prior to the Effective Date, by the mutual consent in writing of the parties hereto;

          (b) At any time on or prior to the Closing Date, by Purchaser in writing, if Seller has, or by Seller in writing, if Purchaser or Merger Sub has, in any material respect, breached (i) any covenant or agreement contained herein or in the Plan of Merger or (ii) any representation or warranty contained herein, and in either case if (x) such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Closing Date and (y) such breach would entitle the non-breaching party not to consummate the transactions contemplated hereby under Article V hereof;

          (c) On the Closing Date, by Purchaser in writing, if Seller has, or by Seller in writing, if Purchaser has, not fulfilled or satisfied any of the conditions set forth in Article 5 hereof with respect to such party;

          (d) At any time, by any party hereto in writing, if the applications for prior approval referred to in Section 4.3 hereof have been finally denied, and the time period for appeals and requests for reconsideration has run, or if any governmental entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger;

          (e) At any time, by any party hereto in writing, if the shareholders of Seller do not approve the transactions contemplated herein at the special meetings duly called for that purpose; or

          (f) By Purchaser, if (i) Seller's Board of Directors fails to recommend approval and adoption of this Agreement and the Merger by Seller's shareholders or withdraws or modifies (or publicly announces an intention to withdraw or modify) in any adverse manner its approval or recommendation of this Agreement or the Merger; (ii) Seller's Board of Directors makes any public recommendation with respect to any Takeover Proposal other than a recommendation to reject such Takeover Proposal;
     (iii) Seller takes any action prohibited by 4.7(b)(xiv); or (iv) Seller's Board of Directors resolves to take any of the actions specified above.

          (g) By any party hereto in writing, if the Closing Date has not occurred by the close of business on September 30, 2002 unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements set forth herein.

     6.2. EFFECT OF TERMINATION

          (a) In the event this Reorganization Agreement and the Plan of Merger are terminated pursuant to Section 6.1 hereof, this Agreement and the Plan of Merger shall become void and have no effect, except that (i) the provisions relating to confidentiality, fees and expenses set forth in Sections 4.5, 6.2(b) and 7.1 hereof, respectively, shall survive any such termination and (ii) a termination pursuant to Section 6.1(b)(i) or (b)(ii) hereof shall not relieve the breaching party from liability for an uncured willful breach of such covenant or agreement or representation or warranty giving rise to such termination.

          (b) Seller and Purchaser each acknowledge that the other has spent, and will be required to spend, substantial time and effort in examining the business, properties, affairs, financial condition and prospects of the other, has incurred, and will continue to incur, substantial fees and expenses in connection with such examination, the preparation of this Reorganization Agreement and the accomplishment of the transactions contemplated hereby, and will be unable to evaluate and, possibly, make investments in or acquire other entities due to the limited number of personnel available for such purpose and the constraints of time. Therefore, to induce each of the parties to enter into this Reorganization Agreement, in the event this Reorganization Agreement and the Plan of Merger are terminated:

               (i) Any termination of this Agreement pursuant to Sections 6.1(a)
          or 6.l(g) hereof shall be without cost, expense or liability on the part of any party to the others. Any termination of this Agreement pursuant to Section 6.1(b), 6.1(c) or 6.1(d) hereof shall also be without cost, liability or expense on the part of any party to the others, unless the material breach of a representation or warranty or covenant or the failure to fulfill or satisfy the condition is due to the knowing and intentional misrepresentation or knowing and intentional breach of warranty or breach of any covenant or agreement by a party, in which event: (x) so long as Purchaser shall not have breached its obligations hereunder, if this Agreement is terminated by Purchaser pursuant to Section 6.1(b) or 6.1 (c) hereof, Seller shall promptly, but in no event later than four (4) business days after such termination, pay Purchaser a fee of $250,000, which amount shall be payable by wire transfer of same day funds; and (y) so long as Seller shall not have breached its obligations hereunder, if this Agreement is terminated by Seller pursuant to Section 6.1(b) or 6.1(c) hereof, Purchaser shall promptly, but in no event later than four (4) business days after such termination, pay Seller a fee of $250,000, which amount shall be payable by wire transfer of same day funds.

               (ii) So long as Purchaser shall not have breached its obligations hereunder, if this Agreement is terminated by Purchaser pursuant to
          Section 6.1(e) hereof because of the failure to obtain the required approval of Seller's shareholders and, in the case of termination pursuant to Section 6.1(e) and this clause (ii), if (A) at or prior to the Seller's shareholders meeting a Takeover Proposal shall have been publicly announced or disclosed (whether or not such offer, proposal or announcement or agreement shall have been rejected or shall have been withdrawn prior to the time of such termination or of Seller's shareholders' meeting) and (B)(1) a third party or "group" (within the meaning of Rule 13d-5 under the Exchange Act), directly or indirectly, acquires Seller Common Stock which results in a such third party or "group" having beneficial ownership of 25% or more of the then outstanding Seller Common Stock or (2) a sale, transfer or license (having similar effect as a sale or transfer) of

          25% or more of the fair market value of the assets of Seller, other than in the ordinary course of business, or (3) a definitive agreement with respect to any transaction referred to in (1) or (2) is executed by Seller or any of its Subsidiaries, in the case of (1), (2) or (3), within six (6) months following termination of this Reorganization Agreement and the Plan of Merger pursuant to Section 6.1(e) and this clause (ii), Seller shall promptly, but in no event later than four
          (4) business days after the satisfaction of all conditions to payment set forth in this clause (ii), pay Purchaser a fee of $3,500,000, which amount shall be payable by wire transfer of same day funds. In the case of termination pursuant to Section 6.1(f), Seller shall promptly, but in no event later than four (4) business days after the date of such termination, pay Purchaser a fee of $3,500,000, which amount shall be payable by wire transfer of same day funds.

          In the event that either party fails to promptly pay the amount due pursuant to this Section 6.2(b), Seller shall also pay Purchaser, or Purchaser shall pay Seller, as applicable, interest at the rate of 10% per annum on any amounts that are not paid when due, plus all costs and expense in connection with or arising out of the enforcement of the obligation of the party to pay such fee or such interest.

     6.3. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

     All representations, warranties and covenants in this Reorganization Agreement and the Plan of Merger or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Date other than covenants that by their terms are to survive or be performed after the Effective Date; provided, that no such representations, warranties or
                          --------
covenants shall be deemed to be terminated or extinguished so as to deprive Purchaser, Merger Sub or Seller (or any director, officer or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either Purchaser or Seller, the aforesaid representations, warranties and covenants being material inducements to the consummation by Purchaser and Seller of the transactions contemplated herein.

     6.4. WAIVER

     Except where not permitted by law, Purchaser and Seller, respectively, by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Reorganization Agreement and the Plan of Merger by the shareholders of Purchaser and Seller) extend the time for the performance of any of the obligations or other acts of Seller, on the one hand, or Purchaser or Merger Sub, on the other hand, and may waive (i) any inaccuracies of such parties in the representations or warranties contained in this Agreement, the Plan of Merger or any document delivered pursuant hereto or thereto, (ii) compliance with any of the covenants, undertakings or agreements of such parties, or satisfaction of any of the conditions precedent to its obligations, contained herein or in the Plan of Merger or (iii) the performance by such parties of any of its obligations set out herein or therein; provided,
                                                                       --------
however, that no such waiver, or amendment or supplement contemplated by Section
-------
6.5 hereof, executed after approval of this Reorganization Agreement and the Plan of Merger by the shareholders of Seller shall, without the further approval thereof, change the amount or kind of Merger Consideration.

     6.5. AMENDMENT OR SUPPLEMENT

     This Reorganization Agreement and the Plan of Merger may be amended or supplemented at any time only by mutual agreement of the parties hereto or thereto. Any such amendment or supplement must be in writing and approved by their respective boards of directors and/or officers authorized thereby and shall be subject to the proviso in Section 6.4 hereto.

                                   ARTICLE 7.
                                 MISCELLANEOUS

     7.1. EXPENSES

     Except as otherwise provided in Section 6.2(b) hereof, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated in this Reorganization Agreement, including fees and expenses of its own financial consultants, accountants and counsel, except that Purchaser and Seller each shall bear and pay 50% of all printing and mailing costs and filing fees associated with the Proxy Statement.

     7.2. ENTIRE AGREEMENT

     This Reorganization Agreement and the Plan of Merger contain the entire agreement between the parties with respect to the transactions contemplated hereunder and thereunder and supersede all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein or therein and the Confidentiality Agreement. The terms and conditions of this Reorganization Agreement and the Plan of Merger shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors. Except as specifically set forth herein, or in the Plan of Merger, nothing in this Reorganization Agreement or the Plan of Merger, expressed or implied, is intended to confer upon any party, other than the parties hereto and thereto, and their respective successors, any rights, remedies, obligations or liabilities.

     7.3. NO ASSIGNMENT

     No party hereto may assign any of its rights or obligations under this Reorganization Agreement to any other person.

     7.4. NOTICES

     All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by facsimile transmission or overnight express or by registered or certified mail, postage prepaid, addressed as follows:

      If to Seller:

      Peoples Financial Corporation, Inc.
      363 Broad Street
      P.O. Box 186
      New Bethlehem, Pennsylvania 16242-0186
      Attn:  Raleigh B. Robertson
      Facsimile No:  (814) 275-4172

      With a required copy to:

      Shumaker Williams P.C.
      3425 Simpson Ferry Road (Camp Hill)
      P.O. Box 88
      Harrisburg, Pennsylvania 17108-008
      Attn: Paul A. Adams
      Facsimile No: (717) 763-7419

      If to Purchaser or Merger Sub:

      S&T Bancorp, Inc.
      800 Philadelpia Street
      Indiana, Pennsylvania 15701-3921
      Attn:  James C. Miller
      Facsimile No: (724) 465-1488

      With a required copy to:

      Arnold & Porter
      1600 Tysons Boulevard
      Suite 900
      McLean, VA 22102
      Attn:  Robert B. Ott
      Facsimile No: (703) 720-7399

     7.5. CAPTIONS

     The captions contained in this Reorganization Agreement are for reference purposes only and are not part of this Reorganization Agreement.

     7.6. COUNTERPARTS

     This Reorganization Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     7.7. GOVERNING LAW

     This Reorganization Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and entirely to be performed within such jurisdiction, except to the extent federal law may be applicable.

              [Remainder of this page left intentionally blank.]

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Reorganization Agreement to be executed in counterparts by their duly authorized officers and their corporate seal to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.


Attest                                     S&T BANCORP, INC.


/s/ Robert E. Rout                     By:  /s/ James E. Miller
----------------------------                -----------------------------
Robert E. Rout                              James C. Miller
Secretary                                   President & Chief Executive Officer

(SEAL)


Attest                                     S&T MERGER SUBSIDIARY, INC.


s/ Robert E. Rout                      By:  /s/ James E. Miller
----------------------------                -----------------------------
Robert E. Rout                              James C. Miller
Secretary                                   President

(SEAL)


Attest                                     PEOPLES FINANCIAL CORPORATION, INC.


/s/ Timothy P. Reddinger                By:  /s/ Raleigh B. Robertson
----------------------------                 ----------------------------
Tim Reddinger                                Raleigh B. Robertson
Secretary                                    President & Chief Executive Officer

(SEAL)

ANNEX A
-------
                         AGREEMENT AND PLAN OF MERGER OF
                           S&T MERGER SUBSIDIARY, INC.
                                  WITH AND INTO
                       PEOPLES FINANCIAL CORPORATION, INC.


     AGREEMENT AND PLAN OF MERGER ("Plan of Merger") dated as of ___, 2002, by and between PEOPLES FINANCIAL CORPORATION, INC. ("Seller"), a Pennsylvania business corporation having its principal executive office at 323 Ford Street, Ford City, Pennsylvania 16226, S&T MERGER SUBSIDIARY, INC. ("Merger Sub"), a Delaware corporation having its principal executive office at 800 Philadelphia Street, Indiana, Pennsylvania 15701-3921, and S&T BANCORP, INC. ("Purchaser"), a Pennsylvania business corporation having its principal executive office at 800 Philadelphia Street, Indiana, Pennsylvania 15701-3921.

                                   WITNESSETH
                                   ----------

     WHEREAS, the respective Boards of Directors of Seller, Merger Sub and Purchaser deem the merger of Merger Sub with and into Seller, under and pursuant to the terms and conditions herein set forth or referred to, desirable and in the best interests of the respective corporations and their respective shareholders, and the respective Boards of Directors of Seller, Merger Sub and Purchaser have adopted resolutions approving this Plan of Merger and an Agreement and Plan of Reorganization dated of even date herewith ("Reorganization Agreement"); and

     WHEREAS, the parties hereto desire that Seller shall be acquired by Purchaser through the merger of Merger Sub with and into Seller, with Seller as the surviving corporation, subject to the terms and conditions of this Plan of Merger and the Reorganization Agreement;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto do hereby agree as follows:

                                   ARTICLE 1.
                                    MERGER

     Subject to the terms and conditions of this Plan of Merger, at the Effective Time (as hereinafter defined), Merger Sub shall be merged with and into Seller, pursuant to the provisions of, and with the effect provided in, the Pennsylvania Business Corporation Law and the Delaware General Corporation Law (said transaction being hereinafter referred to as the "Merger"). At the Effective Time, the separate existence of Merger Sub shall cease and Seller, as the surviving entity, shall continue unaffected and unimpaired by the Merger. (Seller as existing on and after the Effective Time being hereinafter sometimes referred to as the "Surviving Corporation.")

                                   ARTICLE 2.
                      ARTICLES OF INCORPORATION AND BY-LAWS

     The Articles of Incorporation and the By-Laws of Merger Sub in effect immediately prior to the Effective Time shall be the Articles of Incorporation and the By-Laws of the Surviving Corporation, in each case until amended in accordance with applicable law.

                                   ARTICLE 3.
                         BOARD OF DIRECTORS AND OFFICERS

     The directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE 4.
                                    CAPITAL

      Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, be converted into one share of common stock of the Surviving Corporation.

                                   ARTICLE 5.
                       CONVERSION AND EXCHANGE OF COMPANY
                       SHARES; FRACTIONAL SHARE INTERESTS

     5.1 At the Effective Time, each share of the common stock of Seller, par value $0.01 per share ("Seller Common Stock"), outstanding immediately prior to the Effective Time (except as provided in Sections 5.2 and 5.3), shall by virtue of the Merger be converted into the right to receive $52.50 in cash (the "Merger Consideration").

     5.2 At the Effective Time, all shares of Seller Common Stock held in the treasury of Seller or owned beneficially by any subsidiary of Seller other than in a fiduciary capacity (the "Trust Account Shares") or in connection with a debt previously contracted ("PFC Shares"), and all shares of Seller Common Stock owned by Purchaser or owned beneficially by any subsidiary of Purchaser other than Trust Account Shares and PFC Shares shall be canceled and no cash, stock or other property shall be delivered in exchange therefor.

     5.3 Notwithstanding any other provisions contained in this Plan of Merger, to the extent required by the Pennsylvania Business Corporation Law, no shares of Seller Common Stock that are issued and outstanding as of the Effective Time and that are held by a shareholder who has properly exercised his appraisal rights (any such shares being referred to herein as "Dissenting Shares") under applicable law shall be converted into the right to receive the Merger Consideration unless and until the holder shall have failed to perfect, or shall have effectively withdrawn or lost, his right to dissent from the Merger under applicable law and to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the requirements of applicable law. If any such holder shall have failed to perfect or effectively withdrawn or lost such holder's right to dissent from the Merger, each of such holder's shares of Seller Common Stock shall thereupon be deemed to have been converted into and to have become, at the Effective Time, the right to receive the Merger Consideration.

     5.4 As of the Effective Time, Purchaser shall deposit, or shall cause to be deposited, with such bank or trust company as Purchaser shall elect (the "Payment Agent"), for the benefit of the holders of shares of Seller Common Stock, for payment in accordance with this Section 5.4, the Merger Consideration to be paid pursuant to Section 5.1 and deposited pursuant to this Section 5.4 in exchange for outstanding shares of Seller Common Stock. Promptly after the Effective Time, Purchaser shall cause the Payment Agent to mail to each holder of record of a certificate previously representing shares of Seller common Stock (a "Certificate") the following: (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Payment Agent, which shall be in a form and contain such provisions as Purchaser and Seller may determine; and (ii) instructions for use in effecting the surrender of the Certificates in payment for the Merger Consideration. Upon the proper surrender of a Certificate to the Payment Agent, together with a properly completed and duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in payment therefor a check representing the Merger Consideration which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions hereof, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the Merger Consideration. In the event of a transfer of ownership of any shares of Seller Common Stock not registered in the transfer records of Seller, a check for the Merger Consideration may be issued to the transferee if the Certificate representing such Seller Common Stock is presented to the Payment Agent, accompanied by documents sufficient, in the discretion of Purchaser, (i) to evidence and effect such transfer; and (ii) to evidence that all applicable stock transfer taxes have been paid. Any portion of the aggregate Merger Consideration or the proceeds of any investments thereof that remains unclaimed by the shareholders of Seller for six months after the Effective Time shall be repaid by the Payment Agent to Purchaser. Any shareholders of Seller who have not theretofore complied with this Section 5.4 shall thereafter look only to Purchaser for payment of the Merger Consideration deliverable in respect of each share of Seller Common Stock such stockholder holds as determined pursuant to this Plan of Merger without any interest thereon. If outstanding certificates for shares of Seller Common Stock are not surrendered or the payment for them not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Purchaser (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Any other provision of this Plan of Merger notwithstanding, neither Purchaser or its agent nor any party to the Merger shall be liable to a holder of Seller Common Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law. After the Effective Time, the stock transfer books of Seller shall be closed and no transfer of Seller Common Stock shall thereafter be made or recognized. If after the Effective Time Certificates are presented to Purchaser or the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Plan of Merger in accordance with the procedures set forth in this Section 5.4.

    5.5 In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Purchaser, the posting by such person of a bond in such amount as Purchaser may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, Purchaser or its agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which the holder of such Certificate is entitled pursuant to Section 5.1.

                                   ARTICLE 6.
                          EFFECTIVE TIME OF THE MERGER

     A certificate of merger evidencing the transactions contemplated herein shall be delivered to the Pennsylvania Secretary of State and the Delaware Secretary of State for filing as provided in the Reorganization Agreement. The Merger shall be effective at the time and on the date specified in such certificate of merger (such date and time being herein referred to as the "Effective Time").

                                   ARTICLE 7.
                               FURTHER ASSURANCES

     If at any time the Surviving Corporation shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to vest, perfect or confirm in the Surviving Corporation title to any property or rights of Merger Sub, or otherwise carry out the provisions hereof, the proper officers and directors of Merger Sub, as of the Effective Time, and thereafter the officers of the Surviving Corporation acting on behalf of Merger Sub, shall execute and deliver any and all proper assignments, conveyances and assurances, and do all things necessary or desirable to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise carry out the provisions hereof.

                                   ARTICLE 8.
                              CONDITIONS PRECEDENT

     The obligations of Purchaser, Merger Sub and Seller to effect the Merger as herein provided shall be subject to satisfaction, unless duly waived, of the conditions set forth in the Reorganization Agreement.

                                   ARTICLE 9.
                                  TERMINATION

     Anything contained in the Plan of Merger to the contrary notwithstanding, and notwithstanding adoption hereof by the shareholders of Seller, this Plan of Merger may be terminated and the Merger abandoned as provided in the Reorganization Agreement.

                                   ARTICLE 10.
                                  MISCELLANEOUS

     10.1 This Plan of Merger may be amended or supplemented at any time prior to the Effective Time by mutual agreement of Purchaser, Merger Sub and Seller. Any such amendment or supplement must be in writing and approved by their respective Boards of Directors and/or by officers authorized thereby and shall be subject to the proviso in Section 6.4 of the Reorganization Agreement.

     10.2 Any notice or other communication required or permitted under this Plan of Merger shall be given, and shall be effective, in accordance with the provisions of the Reorganization Agreement.

     10.3 The headings of the several Articles herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Plan of Merger.

     10.4 This Plan of Merger shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania and the State of Delaware applicable to the internal affairs of Seller and Merger Sub, respectively.

     [Remainder of page left intentionally blank; signatures appear on the following page.]


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


         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement and Plan of Merger to be executed in counterparts by their duly authorized officers as of the day and year first above written.


S&T BANCORP, INC.



By --------------------------------
James C. Miller
President & Chief Executive Officer




S&T MERGER SUBSIDIARY, INC.



By --------------------------------
James C. Miller
President




PEOPLES FINANCIAL CORPORATION, INC.



By --------------------------------
Raleigh B. Robertson
President & Chief Executive Officer

                                       6